UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2020

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19731 (Commission File No.)	94-3047598 (IRS Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, California

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)       Appointment of a Director.

At a meeting held on January 28, 2020, the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) elected Dr. Sandra J. Horning to serve on the Board, effective immediately. Dr. Horning was also appointed as a member of the Nominating and Corporate Governance Committee and the Scientific Committee of the Board. There is no arrangement or understanding between Dr. Horning and any other persons pursuant to which Dr. Horning was selected as a director, and there are no related party transactions involving Dr. Horning that are reportable under Item 404(a) of Regulation S-K.

Dr. Horning will participate in the Company’s standard non-employee director compensation programs. Pursuant to these arrangements, for the remainder of the 2019-2020 director compensation period, Dr. Horning will receive:

(1) A pro-rated equity grant, consisting of options to purchase 3,837 shares of the Company’s common stock and restricted stock units covering an additional 632 shares of the Company’s common stock. These grants will be made under the Company’s 2004 Equity Incentive Plan (as amended and restated, the Plan).

(2) A pro-rated cash retainer in the amount of $48,836.

A description of the Plan and compensation practices for non-employee directors can be found in our Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on March 25, 2019 in connection with the Company’s 2019 Annual Meeting of Stockholders. The Plan is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2017.

A copy of the Company’s press release announcing Dr. Horning’s election to the Board is attached as Exhibit 99.1 to this report.

(c)        Appointment of Principal Accounting Officer.

On January 29, 2020, the Company designated Diane E. Wilfong, Senior Vice President, Corporate Controller and Chief Accounting Officer, as the principal accounting officer for purposes of the Company’s filings with the SEC, effective immediately. Ms. Wilfong, age 58, joined the Company in February 2016 as Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, Ms. Wilfong was Vice President, Controller and Principal Accounting Officer at Computer Sciences Corporation (now known as DXC Technology) from November 2014 to February 2016. Ms. Wilfong also served in similar roles at Caesars Entertainment Corporation and Eastman Kodak Company. Ms. Wilfong is a certified public accountant (inactive) and began her career with PricewaterhouseCoopers. Ms. Wilfong received a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

There is no arrangement or understanding between Ms. Wilfong and any other persons pursuant to which Ms. Wilfong was selected as an officer, and there are no related party transactions involving Ms. Wilfong that are reportable under Item 404(a) of Regulation S-K. Ms. Wilfong does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Wilfong has not entered into any material plan, contract, arrangement or amendment in connection with her designation as principal accounting officer.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The following exhibit 99.1 is furnished pursuant to this Item 9.01.

Exhibit Number	Description
99.1	Press Release by Gilead Sciences, Inc. dated January 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, Corporate Affairs, General Counsel and Corporate Secretary

Date:     January 31, 2020